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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Diedrich Coffee, Inc. of our report dated August 26, 1998 relating to the consolidated financial statements of Coffee People, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP

San Francisco, California
April 22, 1999